Exhibit 10.26

CONFIDENTIAL TREATMENT REQUESTED

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

This DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT, effective as of this 15th day of April 2014 (the “Effective Date”), between, MabVax Therapeutics, a Delaware Corporation (“Customer”), having its principal place of business at 11588 Sorrento Valley Road, Suite 20, San Diego CA 92121, and Gallus Biopharmaceuticals NJ, LLC, a Delaware limited liability company with offices at 201 College Road East, Princeton, NJ 08540 (“Gallus”). Customer and Gallus are referred to herein each as a “Party” and collectively as the “Parties”.

WHEREAS, Gallus provides a full range of manufacturing and bioprocessing services to the biopharmaceutical industry, including cell line development, process development, protein production, cell culture, protein purification, bioanalytical chemistry and QC testing and product release; and

WHEREAS, Customer desires Gallus to perform services in accordance with the terms of this Agreement related to the development, manufacture (including cGMP bioreactor production and purification) and clinical supply of a recombinant protein product produced by Customer’s corresponding cell line, and Gallus desires to perform such services.

NOW, THEREFORE, in consideration of the above statements and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

1. Definitions. Terms defined elsewhere in this Agreement shall have the meanings set forth therein for all purposes of this Agreement unless otherwise specified to the contrary. The following terms shall have the meaning set forth below in this Section 1:

(a) “Affiliate(s)” means any person, firm, trust, partnership, corporation, company or other entity or combination thereof which directly or indirectly: (i) controls a Party; (ii) is controlled by a Party; or (iii) is under common control with a Party. As used in this definition, the terms “control” and “controlled” shall mean ownership of fifty percent (50%) or more (including ownership by trusts with substantially the same beneficial interests) of the voting and equity rights of such person, firm, trust, partnership, corporation, company or other entity or combination thereof or the power to direct the management of such person, firm, trust, corporation or other entity or combination thereof.

(b) “Agreement” means this document as signed by the Parties; including the Work Statement, Specifications Document and other Appendices and any referenced attachments and any amendments and additions to any of the foregoing.

(c) “Applicable Laws” means all relevant federal, state and local laws, statutes, rules, regulations, and ordinances and industry standards and guidelines as in effect on the Effective Date or adopted thereafter and which are applicable to a Party’s activities hereunder.

(d) “Assumptions” shall have the meaning as set forth in Section9(a).

(e) “Background Technology” of a Party means any and all Technology that (i) is owned or otherwise controlled by such Party and (ii) is either (1) in existence on or prior to the Effective Date or (2) conceived, created, developed, reduced to practice or made by or on behalf of such Party after the Effective Date independently of the activities contemplated by this Agreement and without use of or reliance on the other Party’s Confidential Information and, in the case of Gallus, without use or our reliance on Customer Provided Materials.

(f) “Batch” means a specific batch of Product produced in a single manufacturing run.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(g) “Batch Record” (also referred to as Manufacturing Batch Record (MBR) or Batch Production Record (BPR) means a manufacturing record for a Batch generated by Gallus concurrently with the performance of each step of the production of a specific Batch or Lot of material such that successive steps in such processes may be traced.

(h) “Cell Line” means the cell line identified in the applicable Work Statement that has been designed and engineered to produce the corresponding recombinant protein product and will be supplied by Customer to Gallus in accordance with the Work Statement.

(i) “Certificate of Analysis” shall mean a written certificate listing the items tested, manufacturer, specifications, testing methods and test results for a specific Batch or Lot of material.

(j) “cGMP” means current Good Manufacturing Practice as defined in the Rules and Guidance for Pharmaceutical Manufacturers and Distributors 2002 part II: Basic Requirements for Active Substances used as Starting Materials, and ICHQ7a – as incorporated in the Federal Register volume 66 No 186 (formerly ICHQ7a) and those sections applicable within FDA regulations found at title 21 of the Code of Federal Regulations (CFR) Parts 210, 211, 600, 601 and 610.

(k) “Change Order” shall have the meaning set forth in Section 9(b).

(l) “Claim” shall have the meaning set forth in Section 18.

(m) “Confidential Information” means, with respect to a Party, any and all data, information or materials that is supplied or made available by one Party to the other Party, including Third Party information, whether disclosed directly or indirectly in writing, orally, electronically or by drawings or observation. “Confidential Information” of Customer includes business, technical or financial data concerning the Cell Line or Product, and “Confidential Information” of Gallus includes business, technical or financial data, Gallus’ production and purification methods, Gallus’ equipment and techniques and Gallus Technology.

(n) “Contaminants” shall have the meaning set forth in Section 16.

(o) “Customer Provided Materials” means the Cell Line, materials, documents, components and supplies provided by Customer hereunder.

(p) “Defective Batch” means a Batch, other than a Batch produced in a process verification, pre-engineering or engineering Batch (or the first cGMP Batch if Customer elects not to perform an engineering Batch), which cannot be released or which does not meet the Specifications.

(q) “Disposition” means a documented decision on the acceptability for use of a specific Batch or Lot of material that is based on a process of reviewing data associated with the production and testing of the material or product.

(r) “Drug Product” means the final dosage form of an active pharmaceutical ingredient that is intended for human use.

(s) “Drug Substance” is the bulk purified recombinant protein produced using the Cell Line and purified using the Process.

(t) “Facility” means Gallus’ manufacturing, laboratory and warehouse facilities located at 201 College Road East, Princeton, NJ 08540, or any other Gallus facility as agreed to in writing by the Parties.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(u) “Gallus Failure” means a Defective Batch caused by Gallus’s negligence or willful misconduct. For purposes of this Section 1(u), Gallus’s “negligence” will include Gallus’s material failure to (i) follow agreed upon procedures, or (ii) adequately maintain or calibrate equipment or (iii) failure to comply in all material respects with cGMP applicable to the Services or Drug Product or Drug Substance. For the avoidance of doubt, a Gallus Failure shall not include a Defective Batch from any other cause, including any issue that is inherent to the Product or Process.

(v) “Gallus SOP” means the written standard operating procedures and methods of Gallus, as the same may be amended, in Gallus’ sole discretion, from time to time.

(w) “Gallus Technology” means any and all Technology developed by Gallus hereunder that is general-purpose in nature, applicable to performance of services for Gallus’ other customers, including any Improvements thereto and not specific to the Product, For the avoidance of doubt, manufacturing technology that is general-purpose in nature and is provided by or on behalf of Customer, is Customer Background Technology, and not Gallus Technology.

(x) “Improvement” means any modification, enhancement or improvement to a Technology, or any discovery related to such Technology, whether or not patented or patentable, and all associated Intellectual Property Rights therein or thereto.

(y) “Intellectual Property Rights” means any and all of the following: (i) Patents, (ii) copyrights in both published and unpublished works, (iii) rights (including without limitation trade secret rights) in know-how, (iv) other than trademark and service mark rights, any and all other intellectual property rights and (v) any and all registrations and applications for registration of any of the foregoing.

(z) “Master Batch Record” means the document containing the formula and procedures for the manufacturing and quality assurance of the Product, as such may be amended by the Parties in accordance with the terms hereof.

(aa) “Materials” means Customer Provided Materials and Process Consumables.

(bb) “Modification” shall have the meaning set forth in Section 9.

(cc) “Non-GMP Stages” means all Stages of the Program identified in the Work Statement, other than the GMP Stages.

(dd) “Patents” means patents and patent applications and all divisions, renewals, continuations and continuations-in-part thereof, and all patents granted thereon, and all reissues, re-examination certificates, and extensions and foreign counterparts thereof.

(ee) “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

(ff) “Process” means the processes and procedures used to manufacture the Product in accordance with the Master Batch Record, including all protocols and standard operating procedure documents referenced therein, which are provided by Customer or developed by Gallus and Customer hereunder.

(gg) “Process Consumables” means media, raw materials, chromatography columns, resins, filters, membranes, disposable analytical test kits, hoses, filter housings, tubing, filling needles,

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

disposable bags, disposable glass/plasticware, cleaning supplies and other changeover parts consumed during the manufacture of Product.

(hh) “Process Demonstration Stage” means the Stage of the Program identified in the Work Statement during which process a verification run of the Process is intended to take place.

(ii) “Product” means the Drug Substance and, if the Program includes supply of a final dosage form of Drug Substance that is intended for human use in clinical trials, Drug Product.

(jj) “Product Invention” means any patentable Improvement to a Product (excluding any Gallus Technology) discovered by Gallus, its employees, agents, consultants or contractors, exclusively as a result of performing the Services under this Agreement.

(kk) “Program” means all of the services to be performed by Gallus for Customer as described in a Work Statement(s), including any amendments or Change Orders thereto.

(ll) “Quality Agreement” shall be an agreement between MabVax and Gallus that shall define the quality responsibilities and activities of both Parties in relation to the manufacturing, testing, storage of the MABVAX MONOCLONAL ANTIBODY in compliance with applicable Federal, State, and Local regulatory regulations and industry standards. The Parties will negotiate in good faith to have the Quality Agreement executed within sixty (60) days of the execution of this Agreement.

(mm) “Service Fee” shall have the meaning set forth in Section 8(a).

(nn) “Services” means activities to be performed by Gallus for Customer hereunder as a part of a Program.

(oo) “Special Waste” means waste or effluent which is required to be collected in a special container for external disposal.

(pp) “Specifications” means the requirements of cGMP (to the extent applicable), and the tests, references to analytical procedures, and appropriate acceptance criteria that are numerical limits, ranges, or other criteria for the test described, as set forth in the Specifications Document.

(qq) “Specifications Documents” means the document that (i) references this Agreement, (ii) is signed by authorized representatives of both Parties and (iii) sets forth the Specifications, as may be amended by the Parties in accordance with Section 9(b) from time to time.

(rr) “Stage” means a stage of the Program.

(ss) “Technology” means all scientific, technical and other information, data, know-how, trade secrets, inventions (whether or not patentable), processes, compositions of matter, materials, methods, techniques, documentation, hardware, software and technology and all associated Intellectual Property Rights related thereto, whether or not protected or protectable under patent, trademark, copyright or similar law.

(tt) “Third Party” shall mean any party other than Customer, Gallus and their respective Affiliates.

(uu) “Travel Expenses” means costs and expenses incurred by Gallus for travel and lodging required in order to carry out the Program.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(vv) “Work Statement” means a detailed document that (i) references this Agreement, (ii) is signed by authorized representatives of both Parties and (iii) sets forth, at a minimum, the Services to be provided by Gallus and the fees to be paid by Customer for such Services, and any modifications to such Work Statement that the Parties may agree to in writing from time to time. The initial agreed Work Statement is attached hereto as Appendix 1.

2. Work Statement; Orders for Products.

(a) Gallus will use commercially reasonable efforts to perform the Services for Customer in accordance with the applicable Work Statement. Each Work Statement specifies the scope of the Services, information desired, estimated duration of the Program, and all other matters pertinent to completion of the Program, and is deemed a part of this Agreement and is incorporated herein by reference. The timelines set forth in any Work Statement are, or will be, good faith estimates using assumptions based on information available at the time into which a Work Statement is entered.

(b) A Program shall be complete when all Stages of the applicable Work Statement have been completed or when a Work Statement or this Agreement has been terminated pursuant to Section 23.

(c) With respect to each Work Statement, Gallus will consult with Customer in developing the Work Statement in a manner consistent with then current United States (the “US”) regulatory guidelines. Gallus does not, however, represent or warrant that the Program and/or the results of the Services will satisfy the requirements of any regulatory agencies at the time of submission of such results to such agencies. Customer shall be responsible for obtaining all regulatory approvals relating to registration of the Drug Product, shall pay any applicable user fee for such registrations, and shall own the applicable regulatory filings and approvals. Customer shall comply with all Applicable Laws relating to the shipping, distribution and marketing of Drug Product.

(d) Gallus’ performance of the Program will be based on technical information provided by or for the Customer. This information will be incorporated by Gallus into Program documents (e.g., scale up plans, Master Batch Record, Specifications) that will be reviewed and approved by the Customer prior to use by Gallus.

3. Program Performance.

(a) Gallus shall use its commercially reasonable efforts to provide the Facility, Process Consumables and staff necessary to complete the Program in accordance with the terms of this Agreement. In the event of any conflict between the terms and provisions of this document and the terms of a Work Statement, the terms of this document shall control, unless expressly provided otherwise in the applicable Work Statement.

(b) Customer acknowledges that the work to be performed hereunder is by its nature developmental and that the Program involves biological processes that are, by their nature, unpredictable such that Gallus does not guarantee to Customer the achievement of a successful outcome. For the avoidance of doubt, it shall not be considered a breach of this Agreement by Gallus if an objective of the Program is not achieved so long as Gallus has complied with its obligations set forth herein. Gallus shall not be responsible for any loss of a Batch in crude or purified form unless it is a Defective Batch caused by a Gallus Failure. Customer’s sole and exclusive remedy for a Gallus Failure shall be as set forth in Section 20(h) below.

(c) Gallus will appoint a Gallus representative (the “Program Manager”) to be responsible for overseeing the completion of the Program by Gallus. The Program Manager will coordinate performance of the Services with a representative designated by Customer (the “Customer

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Representative”), which representative shall have responsibility over all matters relating to performance of the Services on behalf of Customer. Unless otherwise agreed in the Work Statement, or mutually agreed to by the Parties, all communications between Gallus and the Customer regarding the conduct of the Services pursuant to the Work Statement shall be addressed to or routed through the Program Manager and Customer Representative. The Program Manager is named in the Work Statement and Gallus may, at its option, substitute the Program Manager during the course of the Program. The Customer Representative is named in the Work Statement and Customer may, at its option, substitute the Customer Representative during the course of the Program.

(d) Promptly following the execution of this Agreement, the Parties will negotiate and enter into a detailed agreement specifying the quality and regulatory procedures and responsibilities of the Parties with respect to the manufacture of Product (the “Quality Agreement”).

(e) Customer may cancel one or more Batches subject to Gallus retention of any deposit or advance payment with respect to that Batch, provided that Gallus will credit any such deposit or advance payment to future Services for the Customer to the extent that Gallus is able, using commercially reasonably efforts, to fill a manufacturing slot for which the deposit or advance payment was made. Notwithstanding the foregoing, if Customer cancels a majority of remaining Batches, the Agreement shall be deemed to have been terminated by Customer under Section 23(b), unless the Parties agree otherwise in writing.

4. Program Materials.

(a) Customer will provide Gallus with sufficient amounts of the Customer Provided Materials with which to perform the Services as specified in the Work Statement. Unless the Work Statement includes the development of a manufacturing process by Gallus, Customer also will provide Gallus with all necessary information to effect the reliable transfer of the Process from Customer to Gallus.

(b) Gallus shall procure Process Consumables for use in the Program and each manufacturing run as set forth in the Work Statement.

(c) Gallus shall procure Product-Dedicated Equipment, provided the equipment is set forth in a Work Statement and pass through the costs to the Customer as set forth in Section 8 without upcharge. For the avoidance of doubt, purchase of any Product-Dedicated Equipment regardless of whether that equipment is set forth in a Work Statement shall require Customer’s approval in advance of the purchase. Customer may procure certain Product-Dedicated Equipment for use in the Program at its own expense, provided that Customer first provides written notice to Gallus and provides Gallus with an opportunity to confirm that such Product-Dedicated Equipment conforms to the requirements of the Work Statement and is otherwise suitable for use in the performance of the Services. All Product-Dedicated Equipment will be subject to charges from Gallus for activities such as evaluation, installation, qualification, calibration and maintenance.

(d) Upon completion of the Program, (i) the Product-Dedicated Equipment will be returned to the Customer, at the Customer’s expense, unless the Parties agree that such Product-Dedicated Equipment will be used in connection with additional services to be provided to Customer in the foreseeable future, and (ii) any remaining Materials will be, at Customer’s election (such election to be made by Customer to Gallus in writing no later than sixty (60) days after Gallus’ issuance of a Certificate of Analysis for the applicable Product), returned to the Customer or destroyed/disposed of by Gallus, in either case at the Customer’s expense. If Customer does not provide such notice to Gallus within such 60-day period, Gallus shall, at Gallus’ election and at Customer’s expense, return to the Customer or destroy/dispose of the applicable Materials. Notwithstanding anything to the contrary contained in this Agreement, (i) Gallus may retain Materials as required by Applicable Law,

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

and (ii) in no event shall Gallus be required to store Materials, Product-Dedicated Equipment or any other materials for more than ninety (90) days after termination or expiration of an applicable Work Statement or this Agreement unless the Parties have entered into an appropriate storage agreement covering such items.

5. Use of Subcontractors.

(a) Gallus reserves the right to employ subcontractors from time-to-time to undertake certain activities related to the Program. All subcontractors will be pre-approved by the Customer and will be held under obligations of confidentiality consistent with those set forth in Section 10. A list of known and approved subcontractors will be provided in the Work Statement.

(b) Gallus will be responsible for the performance of its subcontractors used for the Program and for any costs, expenses, damage or loss, whether direct or consequential occasioned by the performance of or failure to perform the subcontracted services to the extent the applicable subcontractor is liable to Gallus. Notwithstanding the foregoing, Gallus shall not be held liable or responsible for the performance of any subcontractor that has been approved by Customer to perform sterility, viral testing, cell banking services (each a “Special Services Provider”), or for any costs, expenses, damage or loss of any nature, whether direct or consequential occasioned by the Special Services Provider’s performance of or failure to perform sterility, viral testing, cell banking services.

6. Compliance with Government Regulations.

(a) Subject to Section 6(b), Gallus will comply in all material respects with cGMP applicable to the Services.

(b) Should cGMP applicable to the Services be changed following the Effective Date, Gallus will make commercially reasonable efforts to comply in all material respects with the new requirements. In the event that compliance with such new requirements necessitates, in the sole discretion of Gallus, a change in the Work Statement or the Services or the cost of the Services, Gallus will submit to Customer a proposed Change Order in accordance with Section 9(b).

7. Facility Visits and Audits. Customer’s representatives may visit the Facility to observe the progress of the Program or to audit the Facility as set forth in the Quality Agreement. In addition, Gallus will have the right to audit any sites (including Customer sites) or laboratories used by Customer (except for Customer’s contract manufacturers) or any Third Party analytical subcontractor engaged by Customer in connection with any release assays.

8. Compensation.

(a) Customer shall pay Gallus the fees listed in the Work Statement (the “Service Fees”), which Service Fees shall be subject to modification in accordance with the provisions of Section 9. Gallus shall issue invoices for Service Fees in accordance with the payment schedule set forth in the Work Statement, and Customer shall pay the amounts set forth in each invoice within thirty (30) days of the date of such invoice.

(b) The Service Fees do not include amounts payable by Customer for (i) Process Consumables; (ii) Product-Dedicated Equipment; (iii) Services subcontracted to a Third Party (including shipping charges for delivery of materials to and from a subcontractor); (iv) disposal of Special Waste; or (v) Travel Expenses ((iii) through (v), collectively, “External Services”). Gallus shall invoice Customer for all External Services as incurred by Gallus, and Gallus shall invoice Customer for all Process

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Consumables and Product-Dedicated Equipment as set forth in Sections 8(c) and 8(d). Product-Dedicated Equipment will include the direct cost to acquire the equipment plus costs to specify, procure, commission and validate the equipment so that it is ready for use. Costs associated with ongoing maintenance and calibration of Product-Dedicated Equipment will be passed through to Customer as incurred by Gallus. An administrative fee of [*****] will be added to all invoices for Process Consumables to cover the cost of vendor qualification, vendor management and incoming quality control, inventory management and warehousing, and Customer shall pay all such invoices in full within thirty (30) days of the date of such invoice.

(c) Prior to the initiation of each Stage of the Program, Gallus shall prepare and provide to Customer a good-faith estimate (an “Estimate”) of expected costs and expenses to be incurred by Gallus for Process Consumables, Product-Dedicated Equipment and External Services for such Stage. Within five (5) business days of receipt of each Estimate, Customer shall either notify Gallus of Customers acceptance and agreement of such estimate, or notify Gallus with reasonable detail of any disputed items set forth in the Estimate. Failure to so notify Gallus within such 5-day period shall be deemed to be Customer’s agreement and acceptance of such Estimate. If Customer disputes any items set forth in the Estimate within such 5-day period, the Parties shall discuss in good faith the disputed items and Gallus shall re-issue an Estimate to Customer and the review and acceptance process set forth above shall be applied to such re-issued Estimate.

(d) Following approval of each Estimate as set forth in Section 8(c), Gallus shall proceed with purchase of Process Consumables and Product-Dedicated Equipment included in such Estimate and shall invoice Customer for same. Upon completion of the applicable Stage or earlier termination of this Agreement, Gallus shall calculate the expenditure actually incurred for Process Consumables, plus an administrative fee of [*****] as outlined in 8(b), and the Product-Dedicated Equipment procured for use during such Stage and associated costs (collectively, the “Actual Expenditure”). If the Actual Expenditure is greater than the corresponding Estimate, Gallus shall issue a further invoice for a sum equivalent to the difference between the amount set forth in the Estimate and actually paid by Customer and the Actual Expenditure. If the Actual Expenditure is less than the corresponding Estimate, Gallus shall issue a credit note against the earlier invoice for a sum equivalent to the difference, which credit may be applied to future amounts payable under this Agreement. Customer shall not be responsible for costs of External Services that exceed the amounts set forth in an Estimate without the prior written consent of Customer.

(e) In the event Gallus’ performance of Services is delayed or suspended at the request of Customer, or the failure by Customer to fulfill its obligations under this Agreement, then Gallus reserves the right to immediately invoice Customer for all reasonable losses and expenses incurred by Gallus as a direct result of such delay or suspension, provided that a delay or suspension of the manufacturing of a Batch shall be handled in accordance with Section 3(e), above. Such losses and expenses include without limitation idle production capacity caused by such delay or suspension and non-reallocable human resources and materials that would have been used for the Services but for such delay or suspension. Gallus will use reasonable efforts to avoid and/or minimize such expenses and losses by using reasonable efforts to reallocate internal resources and materials. In no event will any invoice submitted pursuant to this Section 8(e) exceed the fees that would have been paid by Customer had the delay or suspension not occurred. Subject to Gallus’s right to retain deposits or advance reservation fees for manufacturing slots, in no event will any invoice submitted pursuant to this Section 8(e) include fees for Services scheduled or reasonably expected to be performed by Gallus more than 60 days from Gallus becoming aware of said delay or suspension.

(f) Late payments shall incur an interest charge of the lesser of [*****] per month or the maximum amount permitted by applicable law. Gallus reserves the right to suspend Services in the event of late payments. All payments under this Agreement are exclusive of any taxes that may apply and shall be paid gross, without deductions or set-offs, whether by way of withholding or other

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

income taxes, and Customer shall ensure that such sum is paid to Gallus as shall, after deduction of such withholding or other income taxes, be equivalent to the consideration payable under this Agreement. If any taxes shall become due, it shall be for the account of Customer

(g) All amounts payable to Gallus under this Agreement shall be paid in US Dollars, without deduction, and by authenticated and value dated Swift telegraphic transfer for any such payments made from outside the United States, quoting invoice numbers of payment to the bank account identified in the applicable invoice or by such other means as Gallus shall notify Customer in writing from time to time.

9. Work Statement and Specification Document Changes.

(a) The Service Fees are subject to a number of specific and general assumptions. The specific assumptions relate to the Work Statement and Program design and objectives, timing, capital expenditure requirements, if any, and other matters relating to the completion of the Program as set forth in the Work Statement (the “Program Assumptions”). Gallus also assumes that the Customer will cooperate and perform its obligations under the Agreement in a timely manner, that no event outside the reasonable control of Gallus will occur, including the events described in Section 21, and that there are no changes to any Applicable Laws that affect the Program (collectively, the “General Assumptions,” and together with the Program Assumptions, collectively, the “Assumptions”). In the event that any of the Assumptions require modification or the objectives of the Program cannot be achieved based on the Assumptions then the Work Statement may be amended as provided in Section 9(b).

(b) Any change in (i) the details of a Work Statement or (ii) the Assumptions upon which the Work Statement is based (including but not limited to, changes regarding the start date for a Work Statement or suspension of a Work Statement), may require changes to the budget, scope of work, and/or timelines (collectively a “Modification”). Either Party may request a Modification to the Work Statement by notifying the other Party of the requested change(s) in reasonable detail. Gallus shall use reasonable efforts to provide the Customer with a change order containing an estimate of the required adjustments to the Service Fees within ten (10) business days of receiving or delivering such notice (the “Change Order”). The Customer shall respond in writing to such Change Order promptly, but in any event within three (3) business days. If Customer does not approve such Change Order and has not terminated this Agreement and the Program in accordance with Section 23 but wants the Program to be modified to take into account the Modification, then Customer and Gallus shall use commercially reasonable efforts to agree on a Change Order that is mutually acceptable. If practicable, Gallus may, in its discretion, continue to work on the Program but Gallus shall not be obligated to continue to work on the Program during any such negotiations. Customer acknowledges and agrees that, due to commitments to its other customers, Gallus may be unable to accommodate a proposed change to the start date for a Work Statement or other change to the agreed upon schedule for the performance of Services. In the event that Gallus is able to accommodate such a proposed change, Gallus reserves the right to charge, and Customer agrees to pay, a reasonable fee for idle capacity that arises as a result of such change, provided that Gallus has first attempted with commercially reasonably efforts to utilize any such idled capacity on other of Gallus’s third party projects. Gallus shall not commence work with respect to a Change Order unless authorized in writing. Any disagreement between the Parties concerning a Change Order (including the failure of the Parties to agree upon a mutually acceptable Change Order) shall be resolved in accordance with the dispute-resolution procedures set forth in Section 17.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10. Confidential Information/Legal Proceedings/Publicity.

(a) In addition to any confidentiality obligations between the Parties existing prior to the Effective Date, each Party (the “Receiving Party”) agrees that it shall use the other Party’s (the “Disclosing Party’s”) Confidential Information solely to conduct the activities contemplated under this Agreement and for no other purpose. Confidential Information of a Disclosing Party shall only be disclosed to the those employees and agents of the Receiving Party or of Receiving Party’s Affiliates who have a need to know such Confidential Information and only to the extent necessary in order to fulfill the Receiving Party’s obligations or exercise the Receiving Party’s rights under this Agreement, who have been informed of the confidential nature of such information and who are obligated by written agreement to comply with confidentiality provisions no less restrictive than those set forth in this Agreement. Notwithstanding the foregoing, the Receiving Party shall not be prevented from using or disclosing any portion of the Disclosing Party’s Confidential Information that: (i) is or becomes publicly available other than as a result of a breach of this Agreement by the Receiving Party; (ii) is disclosed to the Receiving Party by a Third Party which the Receiving Party reasonably believes is entitled to disclose it without restriction; (iii) is already known to the Receiving Party as shown by its prior written records; (iv) is independently developed by employees of the Receiving Party that were not privy to nor had access to such Confidential Information or (v) is required by any Applicable Law, order decision, decree, subpoena or other legal process to be disclosed. If such disclosure is requested by legal process, the Receiving Party will notify the Disclosing Party of this request promptly prior to any disclosure to permit the Disclosing Party to oppose such disclosure by appropriate legal action and thereafter the Receiving Party will disclose only the minimum information required to be disclosed in order to comply.

(b) Gallus will not transfer any Customer Provided Materials to any Third Party without Customer’s written permission, unless such transfer is to a subcontractor pre-approved by Customer and is consistent with the Program.

(c) If Gallus becomes obliged to provide testimony or records regarding the Program in any legal or administrative proceeding, Customer shall reimburse Gallus for its reasonable out-of-pocket costs plus an hourly fee of [*****] for its employees or representatives.

(d) Neither Party shall make a press release, announcement or other formal publicity relating to the transactions which are the subject of this Agreement, or any ancillary matter, without first obtaining the prior written consent of the other Party. The Party wishing to make such release, announcement or publicity shall provide a copy of the text thereof to the other Party at least ten (10) days prior to the proposed release.

11. Work Product; Records.

(a) All work outputs (e.g., reports) will be prepared on Gallus’ standard format unless otherwise specified in the Work Statement.

(b) For the longer of seven years from the date of manufacture or (ii) the time required by Applicable Law (the “Retention Period”), Gallus shall keep and maintain records sufficient to substantiate and verify its duties and obligations relating to Program. In no event shall Gallus be required to store such records for longer than the Retention Period. For clarity, Gallus shall be entitled to retain all original documents relating to the Program and shall provide to Customer an electronic and paper copy of all Batch Records and other reports provided under this Agreement.

(c) Customer shall have the right to inspect all records related to work performed on the Work Statement on the premises of Gallus, by giving written notice to Gallus at least ten (10) business days in advance of the date of inspection.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

12. Intellectual Property.

(a) If and to the extent applicable under a Work Statement, each Party acknowledges and agrees that the performance of both of Parties’ activities contemplated hereunder is subject to the terms and conditions set forth on Appendix 2.

(b) As between the Parties, except as expressly provided in this Agreement, each Party will retain exclusive right, title and interest in and to its Background Technology and all Improvements thereto. Except as expressly provided in this Agreement, neither Party has, by virtue of this Agreement, any right, title, or interest to or in the other Party’s Background Technology. Each Party hereby assigns to the other Party, and agrees to assign to the other Party all of its right, title and interest in or to such other Party’s Background Technology.

(c) At Customer’s request, which shall be provided in writing by Customer, Gallus will assign to Customer any interest Gallus may have in any Product Invention; provided, that Customer requests such assignment, in writing, within one year of Gallus’s notification to Customer of such Product Invention. If Customer requests in writing, Gallus will, at Customer’s expense, execute any and all applications, assignments or other instruments and give testimony which shall be necessary to apply for and obtain Patents with respect to a Product Invention and Customer shall compensate Gallus at its standard commercial rate for the time devoted to such activities and reimburse it for expenses incurred.

(d) Notwithstanding anything to the contrary herein, Gallus shall retain all rights in and to the Gallus Technology. To the extent that Customer retains any interest in such Gallus Technology, Customer hereby assigns to Gallus and agrees to assign to Gallus all of Customer’s right, title and interest in or to such Gallus Technology.

(e) Customer hereby grants to Gallus a non-exclusive, royalty-free license to use Customer’s Background Technology, Product Inventions and any other Technology provided to or made available to Gallus hereunder for the sole purpose of performing Gallus’ obligations hereunder.

(f) In the event that any Background Technology of Gallus or Gallus Technology is incorporated into the Process hereunder, Gallus hereby grants to Customer a non-exclusive, worldwide, paid-up license to use such Background Technology or Gallus Technology solely to the extent necessary to practice the Process solely in connection with the development or manufacture of Product. The foregoing license shall only apply to such Background Technology of Gallus or Gallus Technology as is used by Gallus in its performance hereunder and incorporated into the Process, and for which Customer cannot develop or acquire an alternative technology without substantial expense or delay.

(g) Notwithstanding Sections 10 or 12, Gallus reserves the right to utilize data generated during the course of the Program to support applications, assignments or other instruments necessary to apply for and obtain Patents with respect to Gallus Technology. Gallus shall notify Customer in advance of any such application.

13. Independent Contractor. Gallus shall perform the Services as an independent contractor of Customer and shall have complete and exclusive control over its Facility, equipment, employees and agents. Nothing in this Agreement or other arrangements for which it is made shall constitute Gallus, or anyone furnished or used by Gallus in the performance of the Services, as an employee, joint venture, partner, or servant of Customer. Gallus also agrees that it shall not have any rights to receive any employee benefits such as health insurance and accident insurance, sick leave or vacation as are in effect generally for employees of Customer. Neither Party will enter into any agreements or incur obligations on behalf of the other Party, nor commit the other Party in any other manner without prior written consent from a duly authorized officer or representative of such other Party.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

14. Insurance. During the performance of the Services, Gallus agrees to maintain a standard property insurance policy covering the Product and Materials while under control and care of Gallus. Customer agrees to maintain general liability insurance including bodily injury, death and property damage with limits not less than of Two Million Dollars (US $2,000,000) per occurrence and Five Million Dollars (US $5,000,000) in aggregate, provided that such limits shall, unless otherwise agreed between the Parties, be increased to not less than Five Million Dollars (US $5,000,000) per occurrence and Ten Million Dollars (US $10,000,000) in the aggregate including product liability coverage at all times during the Program when the Product and Materials are being used clinically and thereafter, covering the Cell Line, Product and Materials or any harms caused by the Cell Line, Product and Materials, and to name Gallus as an additional insured under such policy at no cost to Gallus. Customer further agrees to provide Gallus with a Certificate(s) of Insurance issued to Customer for an insurance policy or policies directed to the aforementioned insurance coverage, in which Gallus is named as an additional insured. Customer acknowledges that Customer shall bear (i) risk of loss, destabilization, alteration, aggregation or contamination of the Product or Materials due to any and all causes or hazards unless such of loss, destabilization, alteration, aggregation or contamination of the Product or Materials is a result of negligence or willful misconduct by Gallus, and (ii) risk of injury to Persons or property alleged to have been caused by the design, manufacture, testing, instructions or warnings accompanying the Cell Line, Product or Materials or the use or unavailability of the Cell Line, Product or Materials, including patent or other Intellectual Property Rights of Third Parties alleged to have been infringed by the manufacture, use, importation, or sale of the Product or Materials.

15. Shipping. Gallus shall package for shipment Product, samples or other materials in accordance with the Work Statement and Customer’s written instructions and at the Customer’s expense. All shipments will be EX Works (Incoterms 2010) the Facility and Customer shall bear all packaging, shipping and insurance charges. Gallus will pass through actual shipping and related charges as set forth in the Work Statement. Delivery of Product, samples or other materials by Gallus shall be deemed to have taken place upon delivery to carrier at the Facility. Title and risk of loss shall transfer to Customer on transfer to carrier at the Facility. Gallus shall accept no liability or responsibility and risk associated with failure of the Product to meet Specifications once this transfer has occurred, provided the Product was shown to have met Specifications at the time of such transfer. Gallus reserves the right to retain representative samples of Product for record keeping, testing and regulatory purposes.

16. Contamination. In the event that Customer supplies Product-Dedicated Equipment, Materials or Product, and the handling or use of such Product-Dedicated Equipment, Materials or Product at the Facility in accordance with Gallus SOP and the terms of this Agreement results in contamination of equipment, facilities, personnel of Gallus or any Third Party by noxious or toxic agents, infectious agents (including any microbiological or viral agents of infection (e.g., bacteria, fungae, mycoplasmas, prions, and viruses)) and/or corrosive agents (collectively, “Contaminants”), Customer assumes full responsibility and liability for any and all resulting damages.

17. Dispute Resolution.

(a) In the event any dispute shall arise between the Customer and Gallus with respect to any of the terms and conditions of this Agreement or the Program that cannot be resolved by the Customer and Gallus Program Managers or by the Steering Committee, then senior executives of the Customer and Gallus shall meet as promptly as practicable after notice of such dispute to resolve in good faith such dispute.

(b) If the Customer and Gallus are unable to satisfactorily resolve the dispute, then such dispute shall be finally settled by arbitration in accordance with this Section 17. The arbitration will be held in New York, New York, and except as noted below, shall be conducted in accordance with the rules

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

of the American Arbitration Association (or such successor organization) by one mutually agreeable arbitrator. If the Parties cannot agree on an arbitrator within a reasonable period of time, an arbitrator will be appointed by the American Arbitration Association (or such successor organization). The arbitrator shall have no authority to vary from or ignore the terms of this Agreement and shall be bound by controlling law. The Parties may seek judicial intervention for emergency relief, such as restraining orders and injunctions where appropriate.

(c) Any decision by the arbitrator shall be binding upon the Parties and may be entered as final judgment in any court having jurisdiction. Each Party shall bear its own costs associated with the arbitration proceeding, unless and to the extent the arbitrator shall determine as part of his or her decision. The arbitrator shall render his or her final decision in writing to the Parties.

18. Indemnification.

(a) Customer shall indemnify and hold harmless Gallus and its Affiliates and each of its directors, officers, employees and shareholders (the “Gallus Parties”) against any and all Third Party charges, complaints, actions, suits, proceedings, hearings, investigations, claims and demands (“Claims”) imposed upon a Gallus Party and associated damages awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations and expenses payable or awarded to a Third Party with respect to a Claim, together with all reasonable documented out-of-pocket costs and expenses incurred in defending against or complying with any Claims of a Third Party in accordance with the terms of this Agreement (collectively, “Losses”) suffered or incurred in consequence of the following:

(i)	any material failure by Customer to perform any obligations under this Agreement and any un-remedied breach by Customer of the representations, warranties or covenants given in this Agreement;

(ii)	any infringement or alleged infringement or breach of any Third Party’s rights, including Intellectual Property Rights, by a Party by use of the Product, Process, Customer’s Confidential Information, Customer’s Background Technology and/or Customer Provided Materials in the performance of the Program in accordance with the terms and conditions of this Agreement;

(iii)	any product liability or other claims relating to the Product or Customer Provided Materials including any derivatives of the foregoing, conjugated form or formulation of the same to the extent such claim is based on the sale, marketing, distribution or use of the Product following Gallus’ release; or

(iv)	the negligence of Customer in relation to the use, processing, storage or distribution of the Product or any derivative, conjugated form or formulation thereof;

provided, however, that Customer shall have no obligation to indemnify Gallus to the extent that any such Claims and associated Losses are caused by Gallus’ own negligence or willful misconduct in the performance of its rights and obligations under this Agreement or by Gallus’ breach of a representation, warranty or covenant herein or failure by Gallus to perform an express obligation under this Agreement.

(b) Gallus shall indemnify and hold harmless Customer and its Affiliates and each of its directors, officers, employees and shareholders (the “Customer Parties”) against any and all Third Party Claims and associated Losses that the Customer Parties suffered or incurred in consequence of the following:

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(i)	any material failure by Gallus to perform any obligations under this Agreement and any un-remedied breach by Gallus of the representations, warranties or covenants given pursuant to Section 20;

(ii)	any infringement or alleged infringement or breach of any Third Party’s rights, including Intellectual Property Rights, by any Party by performance under this Agreement or the use of the Gallus Technology, Gallus’ Confidential Information and/or Gallus’ Background Technology in the performance of the Program in accordance with the terms and conditions of this Agreement; or

(iii)	the negligence of Gallus in relation to the manufacture, use, processing or storage of the Product or any derivative, conjugated form or formulation thereof;

provided, however, that Gallus shall have no obligation to indemnify Customer to the extent that any such Claims and associated Losses are caused by Customer’s own negligence or willful misconduct in the performance of its rights or obligations hereunder or by Customer’s breach of a representation, warranty or covenant herein or failure by Customer to perform an express obligation under this Agreement.

(c) Upon receipt of notice of any Claim that may give rise to a right of indemnity from the other Party hereto, the Party seeking indemnification (the “Indemnified Party”) shall give written notice thereof to the other Party, (the “Indemnifying Party”) of the Claim for indemnity. Such Claim for indemnity shall indicate the nature of the Claim and the basis therefore. Promptly after a claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the complete defense of such Claim, provided, that, (i) the Indemnified Party will have the right to participate in the defense of any such Claim at its own cost and expense; (ii) the Indemnifying Party will conduct the defense of any such Claim with due regard for the business interests and potential related liabilities of the Indemnified Party; and (iii) the Indemnifying Party will, prior to making any settlement, consult with the Indemnified Party as to the terms of such settlement. The Indemnifying Party will not, in defense of any such Claim, settle or consent to an adverse judgment in any such claim, demand, action or other proceeding that adversely affects the rights or interests of any Indemnified Party or imposes additional obligations (financial or otherwise) on such Indemnified Party, without the prior express written consent of such Indemnified Party (such consent not to be unreasonably withheld). After notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such Claim, the Indemnifying Party shall only be liable to the Indemnified Party for such reasonable legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party. As to those Claims with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnifying Party shall be liable for all reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense thereof and the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense at the Indemnifying Party’s own cost and expense, and will not settle or otherwise dispose of any of the same without the consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed.) If Gallus shall be obliged to provide testimony or records regarding the subject matter of this Agreement in any legal or administrative proceeding not covered by the indemnity set forth above, Customer shall reimburse Gallus for its reasonable out-of-pocket costs plus a reasonable hourly fee for its employees or representatives at Gallus’ standard commercial rates. If Customer shall be obliged to provide testimony or records regarding the subject matter of this Agreement in any legal or administrative proceeding pursuant to any general inspection of Gallus’ Facility or operations, Gallus shall reimburse Customer for its reasonable out-of-pocket costs plus a reasonable hourly fee for its employees or representatives at cost.

19. Limitations Liability.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(a) Consequential Damages Waiver. EXCEPT FOR AMOUNTS PAYABLE TO THIRD PARTIES PURSUANT TO SECTION 18 OR DAMAGES PURSUANT TO SECTION 16, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT, THE WORK STATEMENT OR ANY DOCUMENTS OR APPENDICES RELATED THERETO. IN NO EVENT SHALL GALLUS’ LIABILITY UNDER THIS AGREEMENT EXCEED THE SERVICE FEES RECEIVED BY GALLUS WITH RESPECT TO THE BATCH GIVING RISE TO THE LIABILITY IN QUESTION. THE LIMITATIONS OF LIABILITY REFLECT THE ALLOCATION OF RISK BETWEEN THE PARTIES. THE LIMITATIONS SPECIFIED IN THIS SECTION 19(A) WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

20. Representations, Warranties and Covenants.

(a) Customer hereby represents, warrants and covenants to Gallus that the Customer Provided Materials will be provided to Gallus free and clear of all liens and encumbrances and will be free of Contaminants.

(b) Customer will notify Gallus immediately if Customer knows or should know that it is no longer entitled to supply the Cell Line, Materials, process patents, Products, any other materials and/or the Customer Confidential Information to Gallus or that the use by Gallus of such materials and/or information infringes or is alleged to infringe any rights (including any intellectual or industrial property rights) vested in any Third Party.

(c) Customer hereby represents, warrants and covenants to Gallus that it will comply with all Applicable Laws relating to the use, sale, distribution and testing of the Materials, Cell Line and Product and that such proper use, sale, distribution and testing of the Materials, Cell Line and Product pose no environmental hazards.

(d) Customer hereby represents, warrants and covenants to Gallus that any technical or regulatory information or documentation supplied or that will be supplied by Customer or on its behalf to Gallus (including process details, analytical methods, Specifications, development reports, technology transfer documents, plans, engineering documents and other documents) and required for execution of the Program is accurate and suitable for its intended use.

(e) Each Party hereby represents, warrants and covenants to the other Party that, as of the Effective Date, it has full power and authority to enter into, deliver and perform its obligations under this Agreement, and it has taken all action required to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby and the Person signing this Agreement on behalf of such Party has been duly authorized to act on behalf of and to bind such Party.

(f) Gallus warrants and represents that (i) the Program will be performed in accordance with standard industry custom, and (ii) it will use commercially reasonable efforts to achieve the estimated deadlines for the Program.

(g) Gallus warrants and represents that the Services performed hereunder will conform in all material respects to the applicable Work Statement (as may be amended from time to time pursuant to Section 9, above, and will be free from an uncorrected Gallus Failure.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(h) Gallus’s sole liability and Customer’s sole and exclusive remedy for a breach by Gallus of a warranty hereunder shall be for Gallus to repeat the applicable Services at no additional cost to Customer and as soon as commercially reasonable (taking into account manufacturing suite availability if applicable), provided that if the applicable Services include a manufacturing run, Customer will be responsible for the cost of Materials for such repeated manufacturing run unless and to the extent the failure of such run is due to Gallus’s gross negligence or willful misconduct, in which case Gallus shall be responsible for the Materials cost. For the avoidance of doubt, in the event Gallus is required to re-perform any aseptic filling services pursuant to this Section 20(h), Customer shall have sole responsibility for any costs or expenses associated with procuring or manufacturing any additional Drug Substance and any filling components that may be required for such re-performance.

(i) THE EXPRESS WARRANTIES OF GALLUS SET FORTH IN THIS SECTION 20 ARE IN LIEU OF ALL CONDITIONS, WARRANTIES AND STATEMENTS IN RESPECT OF THE PROGRAM AND/OR THE PRODUCT, WHETHER EXPRESS OR IMPLIED BY STATUTE, CUSTOM OF THE TRADE OR OTHERWISE INCLUDING ANY SUCH CONDITION, WARRANTY OR STATEMENT RELATING TO THE DESCRIPTION OR QUALITY OF THE PRODUCT UPON COMPLETION OF GALLUS’ SERVICES, ITS MERCHANTABILITY ITS FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS, WHETHER OR NOT KNOWN TO GALLUS, AND THAT ANY SUCH CONDITION, WARRANTY OR STATEMENT IS EXCLUDED FROM THIS AGREEMENT.

21. Force Majeure. Either Party shall be excused from performing its respective obligations under this Agreement, except for any obligation to make payment under a validly issued invoice, if its performance is delayed or prevented by any event beyond such Party’s reasonable control, including weather, disease, war, terrorism, insurrection, civil strife, riots, labor dispute or strike, government action, or power failure exceeding 24 hours, provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance in the Work Statement falling due during or subsequent to the occurrence of any or such events shall be extended for a period of time reasonably necessary to recover from such disability. Gallus will promptly notify Customer if, by reason of any of the events referred to herein, Gallus is unable to meet any such time for performance specified in the Work Statement. If any part of the Program is invalid as a result of such disability, Gallus will, upon written request from Customer, but at Customer’s sole cost and expense, repeat that part of the Program affected by the disability.

22. Use of Names. Neither Party shall use the name or trademarks of the other Party in the promotion of its business without the prior written consent of such other Party.

23. Term; Termination.

(a) This Agreement shall commence on the Effective Date and shall continue in full force and for the longer of (i) a period of five (5) years or (ii) through the completion of Services, unless earlier terminated in accordance with this Section 23.

(b) Subject to Section 23(e), this Agreement may be terminated in the following ways:

(i)	The Parties may terminate this Agreement by mutual written agreement at any time prior to Completion.

(ii)	Customer may terminate this Agreement for any reason by giving Gallus no less than ninety (90) days written notice.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(iii)	Gallus may terminate this Agreement at any time up to completion of the Process Demonstration Stage by giving written notice to Customer if Gallus reasonably believes that it will be unable to carry out and complete the Services in accordance with the Work Statement due to discovery of a factor which:

(A) adversely affects the development of the Process; or

(B) adversely affects production of Product by the Process when conducted in accordance with the Gallus SOP;

Provided that in either case the factor was not known and could not reasonably have been known at the commencement of the applicable Stage of the Program and provided further that Gallus has used commercially reasonable efforts in its attempts to address the factor prior to such termination.

(iv)	Either Party may terminate this Agreement if the other is in material breach of this Agreement and does not rectify such breach (if such breach is capable of remedy) within fourteen (14) calendar days for monetary defaults or thirty (30) calendar days for non-monetary defaults (or such additional time reasonably necessary to cure such non-monetary default provided the breaching Party has commenced a cure within the thirty (30) day period (or such other period as is reasonably practicable) and is diligently pursuing completion of such cure) after receipt by the breaching Party of written notice of such default.

(v)	Either Party may terminate this Agreement immediately by giving written notice if the other has a liquidator, receiver, manager receiver or administrator appointed, or ceases to continue trading or is unable to pay debts or the equivalent occurs in any jurisdiction in which the other is resident or carried on business.

(c) The following provisions shall apply if the Agreement is terminated by mutual agreement under Section 23(b)(i), Customer terminates for convenience under Section 23(b)(ii), or Gallus terminates due to technical issues under Section 23(b)(iii) or for Customer’s material breach or insolvency under Section 23(b)(iv) or 23(b)(v):

(i)	Customer shall pay to Gallus all sums incurred up to the date of termination but not yet paid, including sums which have been incurred but not invoiced at the date of termination (including all sums due in relation to items referred to in Section 8), and

(ii)	Customer shall pay to Gallus:

(A) except where Gallus terminates due to technical issues under Section 23(b)(iii) relating to cancellation of such of the Non-GMP Stages as may be uncompleted at termination (including the effect of redeployment of the Program team), an amount as set forth below to cover Gallus’s cost to wind down the Program:

(a) [*****]

(b) [*****]

(c) [*****]

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(B) for the avoidance of doubt, Gallus shall retain all deposits or advance payments made under an applicable Work Statement, including without limitation, manufacturing suite reservation fees and deposits.

(d) If the Agreement is terminated by Customer for Gallus’s un-remedied material breach under Section 23(b)(iv), Customer’s total remedy for such breach shall be equivalent to any monies paid to Gallus, less a sum in consideration for Services provided by Gallus in carrying out the Program and completed as of the date of termination but not affected by the breach. In the absence of agreement upon such sum, the provisions of Section 17 shall apply. On termination for any reason, Gallus will return, ship, or destroy Materials at the Customer’s direction and sole expense, including expenses relating to shipping costs, return fees to vendors and any unreimbursed costs on any non-refundable or non-returnable items.

(e) The termination of this Agreement for any reason shall not relieve either Party of its obligation to the other Party for obligations in respect of compensation for services performed prior to the effective date of such expiration or termination. The following provisions shall survive any expiration or termination of this Agreement: Sections 1, , 2(c), 2(d), 4(c), 4(d), 5(b), 8, 10, 11(b), 12, 13, 14, 16 through 20 and 22 through 29.

24. Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, either Party may, without such consent, assign this Agreement (i) in connection with the transfer or sale of all or substantially all of the assets of such Party to which this Agreement relates or, in the case of Customer, the Cell Line or Product; (ii) in the event of the merger or consolidation of a Party hereto with another company; or (iii) to any Affiliate of the assigning Party. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement, provided however that if Customer assigns this Agreement to an Affiliate, the Customer shall continue to remain obligated under this Agreement.

25. Notice. All notices to be given as required in the Agreement shall be in writing and may be delivered personally, or mailed either by a reputable overnight carrier with required receipt signature or certified mail, postage prepaid to the Parties at the addresses set forth above or at such other address as either Party may provide by written notice to the other Party in accordance with the provisions of this Section 25 Such notice shall be effective: (i) on the date sent, if delivered personally or by email (receipt of which is confirmed); (ii) the date after delivery if sent by overnight carrier; or (iii) on the date received if sent by certified mail.

(i)	If to Customer

MabVax Therapeutics

11588 Sorrento Valley Rd.; Suite 20

San Diego CA 92121

Attn: J. David Hansen

Facsimile: 858-792-7375

If to Gallus:

Gallus BioPharmaceuticals NJ, LLC

201 College Road East,

Princeton, NJ 08540

Attn: Legal Counsel

email: george.love@gallusbiopharma.com

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

26. Choice of Law. Subject to the dispute resolution procedures set forth in Section 17, this Agreement, and all matters arising directly or indirectly hereunder, shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to its choice of law provisions.

27. Waiver/Severability. No waiver of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or be construed as a further or continuing waiver of any such provision, or of any other provision or condition of this Agreement. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions of this Agreement. If it is ever held that any provision hereunder is too broad to permit enforcement of such provision to its fullest extent, such provision shall be enforced to the maximum extent permitted by law.

28. Entire Agreement; Modification/Counterparts. This document (and the Work Statement and Appendices attached hereto) sets forth the entire Agreement between the Parties hereto with respect to the performance of the Program by Gallus for Customer and as such, supersedes all prior and contemporaneous negotiations, agreements, representations, understandings, and commitments with respect thereto and shall take precedence over all terms, conditions and provisions on any purchase order form or form of order acknowledgment or other document purporting to address the same subject matter. This Agreement shall not be waived, released, discharged, changed or modified in any manner except by an instrument signed by the duly authorized officers of each of the Parties hereto, which instrument shall make specific reference to this Agreement and shall express the plan or intention to modify same. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In the event of any conflict between this Agreement and a Work Statement, as it may be modified as provided herein, the terms of this Agreement shall control unless the Work Statement expressly provides otherwise. For purposes of execution, facsimile signatures shall be deemed originals.

29. Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The headings and captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

GALLUS BIOPHARMACEUTICALS NJ, LLC		CUSTOMER

By:	/s/ Mark R. Bamforth	By:	/s/ J. David Hansen
Name:	Mark R. Bamforth	Name:	J. David Hansen
Title:	President and CEO	Title:	President and CEO

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX 1

Form of Work Statement

MabVax 031214-03 Final

Development and Manufacturing of 5B1

Prepared for MabVax Therapeutics

April 11, 2004

Gallus Program Reference: Pasteur

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX 2

Required Third Party Provisions

Notwithstanding any other provision of this Agreement to the contrary, the Parties acknowledge and agree that all right, title and interest in and to Xcellerex Technology and Xcellerex Related Inventions shall remain the exclusive property of Xcellerex. Customer hereby assigns and agrees to assign to Xcellerex all of Customer’s right, title and interest to any Xcellerex Related Inventions developed in the course of the performance of any activities under this Agreement, including any patent rights or other Intellectual Property Rights therein.

As used in this Appendix 2, the following terms have the corresponding meanings:

(a) “Xcellerex” means Xcellerex, Inc.

(b) “Xcellerex Related Inventions” means any Invention that relates directly to the design or modification of the Xcellerex Systems. For the purposes of this definition, “directly” means “in a direct manner” and/or “immediately applicable.”

(c) “Xcellerex Systems” means (i) Xcellerex bioreactors and mixers known as XDR™ and XDM™, (ii) FlexFactory systems and methods, (iii) bags and other consumables, (iv) downstream purification systems and methods that are proprietary to Xcellerex, (v) the Xcellerex product and process control systems and methods and electronic batch record technology, (vi) PDMax®, in each case for (i) through (vi) developed or obtained by or on behalf of Xcellerex, and (vii) integrated product and process controls for systems provided by Third Party vendors to Xcellerex.

(d) “Xcellerex Technology” means “any Technology developed or obtained by or on behalf of Xcellerex that relates to Xcellerex SOPs, including mammalian and microbial cell culture in disposable bioreactors and downstream purification systems and methods that are proprietary to Xcellerex, Xcellerex bioreactors and mixers known as XDR™ and XDM™, FlexFactory systems and methods, bags and other consumables, the Xcellerex process control systems and methods and electronic batch record technology, PDMax® and integrated product and/or process controls for systems provided by Third Party vendors to Xcellerex.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.